EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EuroTrust A/S ("EuroTrust") of our report dated March 4, 2005, except for note 24 as to which the date is May,19, 2005 on our audit of the consolidated financial statements of EuroTrust A/S and subsidiaries, which appear in EuroTrust A/S's Annual Report on Form 20-F for the years ended December 31, 2004, 2003 and 2002. We also consent to the reference to our firm under the heading "Experts" in the prospectus.




                          /s/ GREGORY & ELDREDGE, LLC

                          June 7, 2005
                          Salt Lake City, Utah